UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2004

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-179943
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2004, Conexant Systems, Inc. (the "Company") executed and delivered a separation agreement with Armando Geday, the Company’s former chief executive officer, defining certain post-termination payments and benefits to which Mr. Geday will be entitled and amending his January 15, 2004 employment agreement. A copy of the separation agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Mr. Geday’s January 15, 2004 employment agreement was effective February 27, 2004 and initially provided that Mr. Geday would serve as chief executive officer and as a director of the Company. Under the separation agreement, following his resignation from those positions, the Company (1) will continue to pay his base salary as a non-executive employee until June 30, 2005 in accordance with normal payroll practices, (2) paid him a cash lump-sum equal to the sum of (A) any unpaid base salary (and any other unpaid amounts) accrued through the date of his resignation as chief executive officer, (B) a pro rata share of his target bonus of $550,000 for fiscal 2004, (C) two times his annual base salary of $550,000, (D) two times his target bonus of $550,000 for fiscal 2004, and (E) $510,000, (3) will continue to provide him with certain benefits and perquisites until June 30, 2005 and (4) will pay him on or about June 30, 2005 a cash lump-sum equal to the amount to cover the cost of his continued health benefits from June 30, 2005 to November 9, 2006. In addition, all of Mr. Geday’s options and shares of restricted stock will continue to vest during the thirty-five month period following his resignation as chief executive officer, after which time all of his options will expire. Upon completion of the merger of the Company with GlobespanVirata, Inc. (the "Merger"), Mr. Geday received (1) options to purchase 600,000 shares of Company common stock, which become exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant and (2) retention options to purchase 450,000 shares of Company common stock, which become exercisable on the second anniversary of the Merger. In addition, the provisions of the employment agreement, as amended, restricting Mr. Geday from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company were extended until June 30, 2006. Mr. Geday also will generally be made whole in the event of payment of any excise taxes imposed by the Internal Revenue Code of 1986, as amended, on certain change of control payments.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2004, Dr. Ralph Cicerone informed Registrant of his decision to resign as a director effective December 30, 2004. Dr. Cicerone has been named to become the President of the National Academy of Sciences in 2005. In his new position, Dr. Cicerone will be precluded from engaging in board service.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Separation Agreement by and between the Company and Armando Geday.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

December 22, 2004	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement by and between the Company and Armando Geday.